                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          FPA CAPITAL FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             FPA CAPITAL FUND, INC.

    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MONDAY, FEBRUARY 9, 2004

    Notice is hereby given that a special meeting of shareholders of FPA Capital Fund, Inc. ("Fund") will be held in the Board Room, Twelfth Floor, at the offices of First Pacific Advisors, Inc., the Fund's investment adviser ("Adviser"), 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, on Monday, February 9, 2004, at 1:30 P.M. Pacific Time, to consider and vote on the following matters:

    1.  Election of the Board of Directors (Five Directors);

    2. Approval or disapproval of a proposed amendment to the Fund's fundamental investment policy regarding lending; and

    3. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

    You are entitled to vote if you held shares of the Fund as of
                 .

                                           By Order of the Board of Directors

                                           SHERRY SASAKI
                                           Secretary

January 4, 2004

--------------------------------------------------------------------------------

IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE FUND TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE THE ENCLOSED PROXY BY TELEPHONE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                             FPA CAPITAL FUND, INC.

    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                                PROXY STATEMENT

    The accompanying proxy is solicited by the Board of Directors of the Fund in connection with a special meeting of shareholders to be held on Monday, February 9, 2004. Any shareholder executing a proxy, or voting by telephone, has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of the Adviser, or Boston Financial Data Services, Inc., the Fund's Shareholder Servicing Agent. No specially engaged employees or paid solicitors have been retained by the Fund for such purpose. The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about January 4, 2004. You may obtain a copy of the Fund's most recent annual report, and of any succeeding semi-annual report, without charge, by writing to the Secretary of the Fund at the above address, or by telephoning (800) 982-4372.

    On December 19, 2003 (record date for determining shareholders entitled to
notice of and to vote at the meeting), there were outstanding           shares
of Common Stock, $0.01 par value. Each share is entitled to one vote.

    On December 19, 2003, no person is known by management to own beneficially as much as 5% of the outstanding shares of the Fund, except Charles Schwab & Co., Inc., Mutual Funds Department, 101 Montgomery Street, San Francisco,
California 94104-4122, which held           shares (    %); National Financial
Services Corp., Attention: Mutual Funds, 5th Floor, 200 Liberty Street - 1 WFC,
New York, New York 10281-1003, which held           shares (    %); and Merrill
Lynch, Pierce, Fenner & Smith Incorporated, Attention: Fund Administration 97224, 4800 Deer Lake Drive East, Floor 2, Jacksonville, Florida 32246-6484,
which held           shares (    %). Such broker-dealers and/or financial
intermediaries advise that the shares are held for the benefit of their customers.

    Signed but unmarked proxies will be voted for the directors nominated below and in favor of all proposals. Shareholders who return proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). If brokers holding shares for their customers in so-called "Street Name" report that they have not received instructions and are not authorized to vote without instruction, those shares will be treated the same as abstentions.

                     1. ELECTION OF THE BOARD OF DIRECTORS

Five directors are to be elected at the meeting, each to hold office until the next meeting of shareholders and until a successor is elected and qualified. The five nominees receiving the highest number of votes will be elected.

    Because we do not expect meetings of shareholders to be held each year, the directors' terms will be indefinite in length. Future meetings will be held if required by the Investment Company Act of 1940 ("1940 Act"). Four of the nominees for director, Willard H. Altman, Jr., Alfred E. Osborne, Jr., Robert L. Rodriguez and Lawrence J. Sheehan, were elected by shareholders at their last meeting on October 23, 2000. A. Robert Pisano was elected by directors in 2002. The table below sets forth certain information regarding the nominees.

                                                YEAR FIRST
                                                ELECTED AS                                          NUMBER OF FPA       OTHER
                                   POSITION      DIRECTOR                                           FUND BOARDS ON  DIRECTORSHIPS
            NAME,                    WITH         OF THE           PRINCIPAL OCCUPATION(S)          WHICH DIRECTOR     HELD BY
        ADDRESS* & AGE               FUND          FUND              DURING PAST 5 YEARS                SERVES        DIRECTOR
------------------------------  --------------  ----------  --------------------------------------  --------------  -------------
"NON-INTERESTED" DIRECTORS

Willard H. Altman, Jr., 68         Director        1998     Retired. Formerly, until 1995, Partner        6               0
 (1,2)                                                      of Ernst & Young LLP, a public
                                                            accounting firm. Vice President of
                                                            Evangelical Council for Financial
                                                            Accountability, an accreditation
                                                            organization for Christian non-profit
                                                            entities, from 1995 to 2002. Director/
                                                            Trustee of FPA New Income, Inc., of
                                                            FPA Paramount Fund, Inc., of FPA
                                                            Perennial Fund, Inc., of FPA Funds
                                                            Trust and of Source Capital, Inc. (3).

Alfred E. Osborne, Jr., 58         Director        1999     Senior Associate Dean at The John E.          3               6
 (1,2)                                                      Anderson Graduate School of Management
                                                            at UCLA. Dr. Osborne has been at UCLA
                                                            since 1972. Formerly director of the
                                                            Harold Price Center for
                                                            Entrepreneurial Studies and Associate
                                                            Professor of Business Economics at The
                                                            John E. Anderson Graduate School of
                                                            Management. Director/Trustee of FPA
                                                            New Income, Inc., of FPA Funds Trust
                                                            (3), of the Investment Company
                                                            Institute, of K2 Inc., of
                                                            Nordstrom, Inc., of E* Capital
                                                            Corporation, a privately held company,
                                                            which operates a venture capital fund
                                                            and owns Wedbush Morgan Securities,
                                                            Inc., a broker-dealer and of Equity
                                                            Marketing Inc. Independent general
                                                            partner of Technology Funding Venture
                                                            Partners V L.P., a business
                                                            development company. Trustee of the WM
                                                            Group of Funds, a mutual fund complex.

                                                YEAR FIRST
                                                ELECTED AS                                          NUMBER OF FPA       OTHER
                                   POSITION      DIRECTOR                                           FUND BOARDS ON  DIRECTORSHIPS
            NAME,                    WITH         OF THE           PRINCIPAL OCCUPATION(S)          WHICH DIRECTOR     HELD BY
        ADDRESS* & AGE               FUND          FUND              DURING PAST 5 YEARS                SERVES        DIRECTOR
------------------------------  --------------  ----------  --------------------------------------  --------------  -------------
A. Robert Pisano, 60               Director        2002     National Executive Director and Chief         3               5
 (1,2)                                                      Executive Officer of the Screen Actors
                                                            Guild since 2001. Director/Trustee of
                                                            FPA New Income, Inc., of FPA Funds
                                                            Trust (3), of Coppola Group, of State
                                                            Net, of NetFlix.com, of Resources
                                                            Connection and of the Motion Picture
                                                            and Television Fund. Vice Chairman and
                                                            director from 1997 to 1999 of
                                                            Metro-Goldwyn-Mayer, Inc.

"INTERESTED" DIRECTORS**

Robert L. Rodriguez, 54           Director,        2000     Director and Principal for more than          2               2
                                 President &                the past five years, and Chief
                                    Chief                   Executive Officer (since May 2000) of
                                  Investment                First Pacific Advisors, Inc.; and
                                   Officer                  director, President and Chief
                                                            Investment Officer of FPA New Income,
                                                            Inc. (3). Director of FPA Fund
                                                            Distributors, Inc. ("Distributor").
                                                            Director from March 1996 to August
                                                            2000 and Senior Vice President from
                                                            March 1996 to November 1999 of Source
                                                            Capital, Inc.

Lawrence J. Sheehan, 71            Director        1991     Of counsel to, and partner (1969 to           5               0
                                                            1994) of, the law firm of O'Melveny &
                                                            Myers LLP, legal counsel to the Fund.
                                                            Director/Trustee of Source Capital,
                                                            Inc., of FPA Perennial Fund, Inc., of
                                                            FPA New Income, Inc., and of FPA Funds
                                                            Trust (3).

 * The address for each director is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

** "Interested person" within the meaning of the 1940 Act by virtue of his affiliation with the Fund's Adviser in the case of Mr. Rodriguez and by virtue of an affiliation with legal counsel to the Fund in the case of Mr. Sheehan.

(1)   Member of the Audit Committee of the Board of Directors.

(2)   Member of the Corporate Responsibility Committee of the Board of
     Directors.

(3) FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., FPA Funds Trust, and Source Capital, Inc. are other investment companies advised by the Adviser ("FPA Funds"). See "Information Regarding the Adviser" herein.

    All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Directors may designate.

    The Board of Directors has designated the three members identified by footnote (1) to the preceding table as the Audit Committee of the Board. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording and financial reporting requirements of the 1940 Act. The Audit Committee met four times during the last fiscal year.

                             AUDIT COMMITTEE REPORT

To the Board of Directors
of FPA Capital Fund, Inc.:                                          May 14, 2003

    Our Committee has reviewed and discussed with management of the Fund and Deloitte & Touche LLP, the independent auditing firm of the Fund, the audited financial statements of the Fund as of March 31, 2003, and the financial highlights for the year then ended (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 61 regarding communications with audit committees. The audited financial statements of the Fund for the year ended March 31, 2002, and the financial highlights for each of the four years in the period then ended were audited by other auditors, Ernst & Young LLP, whose report dated April 30, 2002, expressed an unqualified opinion on those statements.

    The Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and we have discussed with that firm its independence from the Fund. We also have discussed with management of the Fund and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

    Management is responsible for the Fund's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Fund's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Fund's Board of Directors the inclusion of the Audited Financial Statements in the Fund's Annual Report to Shareholders for the year ended March 31, 2003, for filing with the Securities and Exchange Commission.

                                                    Audit Committee:

                                                    Willard H. Altman, Jr., Chairman
                                                    Alfred E. Osborne, Jr.
                                                    A. Robert Pisano

    The Board of Directors has designated the three members identified by footnote (2) to the preceding table as the Corporate Responsibility Committee. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Committee recommends to the full Board of Directors nominees for election as directors of the Fund to fill vacancies on the Board, when and as they occur. While the Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Committee is within the sole discretion of the Committee and the final selection of management nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Corporate Responsibility Committee met once during the last fiscal year.

    During the fiscal year ended March 31, 2003, the Board of Directors held four meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served.

    During the fiscal year ended March 31, 2003, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Fund at the rate of $6,000 per year plus a fee of $1,000 per day for Board of Directors meetings attended. The four directors who were not interested persons of the Adviser received total directors' fees of $40,000 for 2003. Each such director is also reimbursed for out-of-pocket expenses incurred as a director. During the year, the Fund incurred legal fees of $8,797, to the law firm of O'Melveny & Myers LLP, with which Mr. Sheehan is affiliated.

                                                               TOTAL COMPENSATION*
                             AGGREGATE COMPENSATION*           FROM ALL FPA FUNDS,
NAME OF DIRECTORS                 FROM THE FUND                INCLUDING THE FUND
-----------------            -----------------------         -----------------------
Willard H. Altman, Jr.             $   10,000                    $   66,000**

Alfred E. Osborne, Jr.                 10,000                        30,000***

A. Robert Pisano                       10,000                        30,000***

Robert L. Rodriguez                       -0-                           -0-

Lawrence J. Sheehan                    10,000                        56,000****

       * No pension or retirement benefits are provided to directors by the Fund or the FPA Funds.
      ** Includes compensation from the Fund, from four open-end investment companies and one closed-end investment company.
     *** Includes compensation from the Fund and from two open-end investment companies.
    **** Includes compensation from the Fund, from three open-end investment companies and one closed-end investment company.

FUND SHARES OWNED BY DIRECTORS AS OF DECEMBER 19, 2003*

                                                                   AGGREGATE DOLLAR RANGES OF SHARES
                                     DOLLAR RANGE OF FUND           OWNED IN ALL FPA FUNDS OVERSEEN
           NAME                          SHARES OWNED                         BY DIRECTOR
---------------------------       --------------------------       ---------------------------------
"NON-INTERESTED" DIRECTORS
Willard H. Altman, Jr.                 $10,001-$50,000                     Over $100,000
Alfred E. Osborne, Jr.                 $10,001-$50,000                    $50,001-$100,000
A. Robert Pisano                       $10,001-$50,000                    $50,001-$100,000

"INTERESTED" DIRECTORS
Robert L. Rodriguez                     Over $100,000                      Over $100,000
Lawrence J. Sheehan                    $50,001-$100,000                    Over $100,000

* All officers and directors of the Fund as a group owned beneficially less than 1% of the Fund's Common Stock.

    The following information relates to the executive officers of the Fund who are not directors of the Fund. Each officer also serves as an officer of the Adviser. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

  NAME & POSITION                PRINCIPAL OCCUPATION DURING                         OFFICER
     WITH FUND                         PAST FIVE YEARS                      AGE       SINCE
--------------------  --------------------------------------------------  --------   -------
Dennis M. Bryan       Vice President of the Adviser for more than the        42       1996
(Vice President)      past five years.

Eric S. Ende          Senior Vice President of the Adviser for more than     59       1985
(Vice President)      the past five years. Mr. Ende also serves as
                      director, President and Portfolio Manager of FPA
                      Paramount Fund, Inc. and of FPA Perennial Fund,
                      Inc.; director, President and Chief Investment
                      Officer of Source Capital, Inc.; and Vice
                      President of FPA New Income, Inc. and of FPA Funds
                      Trust.

J. Richard Atwood     Director, Principal, and Chief Operating Officer       43       1997
(Treasurer)           of the Adviser since May 2000; and director (since
                      May 2000), President (since May 2000), Chief
                      Executive Officer (since May 2000), Chief
                      Financial Officer and Treasurer for more than the
                      past five years of the Distributor. Mr. Atwood
                      also serves as Treasurer of FPA New Income, Inc.,
                      of FPA Funds Trust, of FPA Paramount Fund, Inc.,
                      of FPA Perennial Fund, Inc., and of Source
                      Capital, Inc. Mr. Atwood served as Senior Vice
                      President from January 1997 to May 2000 of the
                      Adviser and of the Distributor.

Sherry Sasaki         Assistant Vice President and Secretary of the          48       1984
(Secretary)           Adviser for more than the past five years; and
                      Secretary of the Distributor for more than the
                      past five years. Ms. Sasaki also serves as
                      Secretary of FPA New Income, Inc., of FPA Funds
                      Trust, of FPA Paramount Fund, Inc., of FPA
                      Perennial Fund, Inc., and of Source Capital, Inc.

INFORMATION REGARDING THE INVESTMENT ADVISORY AGREEMENT

    First Pacific Advisors, Inc. (the "Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. It provides investment management and advisory services to the Fund pursuant to an investment advisory agreement, dated October 23, 2000 (the "Advisory Agreement"), which was approved by shareholders of the Fund on October 23, 2000. The Advisory Agreement provides that it may be renewed from year to year provided that any such renewal has been specifically approved at least annually by (i) the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of directors who are not interested persons (as defined in the 1940 Act) of the Fund or of the Adviser cast in person at a meeting called for the purpose of voting on such approval. The continuation of the Advisory Agreement to September 30, 2004, has been approved by the Board of Directors and a majority of the Fund's directors who are not parties to the Advisory Agreement or interested persons of any such party (as defined in the 1940 Act).

    Under the Advisory Agreement, the Fund retains the Adviser to manage the investment of the Fund's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Fund's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Fund except directors who are not affiliated with the Adviser.

    The Adviser provides at its expense personnel to serve as officers of the Fund and office space, facilities and equipment for managing the affairs of the Fund. All other expenses incurred in the operation of the Fund are borne by the Fund. Expenses incurred by the Fund include the charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; the charges and expenses of auditors; the charges and expenses of any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including issuance and transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; the cost of stock certificates representing Fund shares; fees involved in registering and maintaining registrations of the Fund and of Fund shares with the SEC and various states and other jurisdictions; all expenses of shareholders' and directors' meetings and of preparing, printing and mailing proxy statements and semi-annual and annual reports to shareholders except as set forth in the Distribution Agreement between the Fund and the Distributor; fees and travel expenses of directors not affiliated with the Adviser; the expense of furnishing, or causing to be furnished, to all shareholders a statement of account after every transaction affecting their account, including the expense of mailing; charges and expenses of legal counsel in connection with matters relating to the Fund including, without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its shareholders, issuance of Fund shares, and registrations and qualifications of securities under federal, state and other laws; association dues; interest payable on Fund borrowings; postage; and reimbursement of the Adviser's expenses in providing financial services to the Fund described below.

    For services rendered, the Adviser is paid a monthly fee computed at the annual rate of 0.75% of the first $50 million, and 0.65% of the excess over $50 million, of the Fund's averge net assets. The average net assets are determined by taking the average of all the daily determinations of net assets made, in the manner provided in the Fund's Articles of Incorporation, during a calendar month.

    In addition to the advisory fee, the Fund reimburses the Adviser monthly for costs incurred in providing financial services to the Fund. Such financial services include (a) maintaining the accounts, books and other documents forming the basis for the Fund's financial statements, (b) preparing such financial statements and other Fund documents and reports of a financial nature required by federal and state laws, (c) calculating daily net assets and (d) participating in the production of the Fund's registration statements, prospectuses, proxy materials and reports to shareholders (including compensation of the Treasurer or other principal financial officer of the Fund, compensation of personnel working under such person's direction and expenses of office space, facilities and equipment such persons use to perform their financial services duties). However, for any fiscal year, the cost of such financial services paid by the Fund cannot exceed 0.10% of the average daily net assets of the Fund.

    The advisory fee and cost of financial services are reduced in the amount by which certain defined operating expenses of the Fund (including the advisory fee and cost of financial services) for any fiscal year exceed 1.50% of the first $30 million of average net assets, plus 1% of the remaining average net assets. Such values are calculated at the close of business on the last business day of each calendar month. Any required reduction or refund is computed and paid monthly. Operating expenses (as defined in the Advisory Agreement) exclude
(a) interest, (b) taxes, (c) brokerage commissions and (d) any extraordinary expenses, such as litigation, merger, reorganization or recapitalization, to the extent such extraordinary expenses can be excluded under the rules or policies of the states in which Fund shares are registered for sale. All expenditures, including costs connected with the purchase, retention or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the advisory fee and cost of financial services paid to it by the Fund for a fiscal year.

    The Advisory Agreement provides that the Adviser shall have no liability to the Fund or any shareholders of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Fund or the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Fund. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the 1940 Act.

    In determining whether to renew the Advisory Agreement, those Fund directors who were not affiliated with the Adviser met separately to evaluate information provided by the Adviser in accordance with the 1940 Act and to determine their recommendations to the full Board of

Directors. The directors considered a variety of factors, including the quality of advisory, management and accounting services provided to the Fund, the fees and expenses borne by the Fund, the profitability of the Adviser and the investment performance of the Fund as well as the performance of a peer group of mutual funds. The Fund's advisory fee and expense ratio was also considered in light of the advisory fees and expense ratios of a peer group of mutual funds. The directors also took into consideration the benefits derived by the Adviser from arrangements under which it receives research services from brokers to whom the Fund's brokerage transactions are allocated as described under "Information Regarding Portfolio Transactions and Brokerage." Based upon its consideration of these and other relevant factors, the directors concluded that the advisory fees paid by the Fund are fair and reasonable.

    For the fiscal year ended March 31, 2003, the Adviser received gross advisory fees of $3,949,957, plus $599,993, for costs incurred in providing financial services to the Fund. The Fund's average net assets during the fiscal
year were $            . The total net assets of the Fund were $917,623,819 on
September 30, 2003.

INFORMATION REGARDING PORTFOLIO TRANSACTIONS AND BROKERAGE

    The Adviser makes decisions to buy and sell securities for the Fund, selects broker-dealers and negotiates commission rates or net prices. In over-the-counter transactions, orders are placed directly with a principal market maker unless the Adviser believes better prices and executions are available elsewhere. Portfolio transactions are effected with broker-dealers selected for their abilities to give prompt execution at prices favorable to the Fund. In selecting broker-dealers and in negotiating commissions, the Adviser considers: the best net price available; each firm's reliability, integrity and financial condition; the size of and difficulty in executing the order; and the value of the firm's expected contribution to the Fund's investment performance on a continuing basis. Accordingly, the net price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of its services. Subject to policies determined by the Fund's Board of Directors, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by the Advisory Agreement or otherwise solely because the Fund paid a broker-dealer providing brokerage and research services commissions for effecting a transaction in excess of the commission another broker-dealer would have charged for the same transaction. The Adviser must determine in good faith that such commission was reasonable relative to the value of the brokerage and research services provided, considering either that particular transaction or the Adviser's overall responsibilities to the Fund. The Adviser is further authorized to allocate orders it places for the Fund to broker-dealers providing products or services which assist in making investment decisions. The Adviser allocates the amounts and proportions of such costs and regularly reports on such allocations to the Fund's Board of Directors.

    Brokerage and research services as defined by Section 28(e) of the Securities Exchange Act of 1934 to include (a) providing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts; and (c) effecting securities transactions and performing functions incidental thereto, such as clearance, settlement and custody.

    Research services furnished by broker-dealers effecting securities transactions for the Fund can be used by the Adviser for all advisory accounts. However, the Adviser might not use all such research services in managing the Fund's portfolio. In the Adviser's opinion, it is not possible to measure separately the benefits from research services to each advisory account. Because the volume and nature of the trading activities of advisory accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each advisory account for brokerage and research services will vary. However, the Adviser believes the total commissions the Fund pays are not disproportionate to the benefits it receives on a continuing basis. Brokerage commissions paid by the Fund on portfolio transactions for the fiscal year ended March 31, 2003 totaled $1,130,841. During the last fiscal year, $1,062,169 of commissions were paid on transactions having a total value of $223,681,021 to brokers selected because of research services provided to the Adviser.

    The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Fund. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION REGARDING THE ADVISER

    The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to FPA Funds Trust's FPA Crescent Fund, FPA New Income, Inc., FPA Paramount Fund, Inc., and FPA Perennial Fund, Inc., open-end investment companies, and Source Capital, Inc., a closed-end investment company, which had net assets of $325,075,419, $1,123,425,898, $109,638,498, $122,248,161, and $474,074,547, respectively, on
September 30, 2003. The annual advisory fees paid by FPA Paramount Fund, Inc. and FPA Perennial Fund, Inc. equal 0.75% of the first $50 million of average daily net assets and 0.65% on the average daily net assets in excess of $50 million. FPA Funds Trust's FPA Crescent Fund pays an advisory fee at the annual rate of 1.00% of its average daily net assets. Those three funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. FPA New Income, Inc. pays an advisory fee at the annual rate of 0.50% of its average daily net assets. Source Capital, Inc. pays an advisory fee at the annual rate of 0.725% on the first $100 million of its net assets, 0.700% on the next $100 million of its net assets, and 0.675% on any net assets in excess of $200 million. The Adviser also advises institutional accounts. The Adviser had total net assets under management of approximately $4.8 billion at September 30, 2003.

    The Adviser is an indirect subsidiary of Old Mutual (US) Holdings Inc. (formerly known as United Asset Management Corporation) ("OMH"). OMH is a holding company principally engaged, through affiliated firms, in providing institutional investment management. In September 2000, OMH was acquired by, and subsequently became a wholly owned subsidiary of Old Mutual plc, a United Kingdom-based financial services group with substantial asset management, insurance and banking businesses. The common stock of Old Mutual plc is listed on the London Stock Exchange. No person is known by Old Mutual plc to own or hold with power to vote 25% or more of the outstanding shares of Old Mutual plc common stock.

    The directors and principals of the Adviser are the following persons: J. Richard Atwood, Chief Operating Officer of the Adviser; and Robert L. Rodriguez, Chief Executive Officer of the Adviser. The principal occupations of Messrs. Atwood and Rodriguez are described in the preceding tables. The business address of Messrs. Atwood and Rodriguez is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

INFORMATION REGARDING THE DISTRIBUTOR

    FPA Fund Distributors, Inc., a wholly owned subsidiary of the Adviser, acts as the principal distributor of shares of the Fund pursuant to a Distribution Agreement dated September 25, 2000. For the fiscal year ended March 31, 2003, total underwriting commissions on the sale of Fund shares were $2,551,059, of which $140,972 was retained by the Distributor after reallowance to other dealers.

INFORMATION REGARDING INDEPENDENT AUDITORS

    In 2002, Ernst & Young LLP determined that they were no longer independent within the meaning of the Sarbanes-Oxley Act, as a result of consulting services performed for the Adviser's parent, Old Mutual plc.

    On November 11, 2002, the Board of Directors approved discontinuing the engagement of Ernst & Young LLP as the Fund's independent auditors and engaging Deloitte & Touche LLP to serve as the Fund's independent auditors for the fiscal year ended March 31, 2003. Ernst & Young LLP's reports on the Fund's audited financial statements for the year ended March 31, 2002, and the financial highlights for each of the five years in the period then ended, expressed an unqualified opinion on those financial statements, with no issues, disagreements or adjustments.

    The firm of Deloitte & Touche LLP, independent public accountants, has been the auditors for the Fund since November 11, 2002. The Board of Directors has selected Deloitte & Touche LLP to serve as the Fund's independent auditors for the fiscal year ending March 31, 2004. The employment of such independent auditors is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

AUDIT FEES

    Aggregate fees paid to Deloitte & Touche LLP for professional services for the audit of the Fund's 2003 annual financial statements during the fiscal year ended March 31, 2003, and the reviews of the financial statements included in the Fund's filings on Form N-SAR for that fiscal year, were $24,000.

ALL OTHER FEES

    Aggregate fees for all other services by Deloitte & Touche LLP to the Fund during the fiscal year were $5,000 in connection with preparation and review of federal and state tax returns for the Fund. The Audit Committee of the Board of Directors considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

              2. PROPOSED AMENDMENT TO THE FUNDAMENTAL INVESTMENT
                            POLICY REGARDING LENDING

    The 1940 Act requires all mutual funds to adopt certain specific investment policies, referred to as "fundamental" policies that may be changed only by shareholder vote. The Adviser has recommended to the Board and the Board has concluded that the Fund's current fundamental investment policy regarding lending should be revised as discussed below.

    Since the Fund was created, there have been a number of changes in the laws and regulations that govern the Fund. First, significant federal legislation in 1996 preempted state regulation of all mutual funds. As a result, many investment policies previously imposed on mutual funds by various states are no longer required.

    The 1940 Act requires all mutual funds to adopt fundamental policies regarding lending. Although the 1940 Act does not impose percentage limits on the amount that funds may lend, the 1940 Act prohibits funds from making loans to persons who control or are under common control with the fund effectively prohibiting loans where conflicts of interest or undue influence are most likely present.

    The Fund currently has a fundamental investment policy that prohibits the Fund from making loans subject to a detailed list of exceptions. The Board recommends that this policy be amended to allow the Fund to make loans to the extent permitted by the 1940 Act or any rule thereunder, or Securities and Exchange Commission ("SEC") or SEC-staff interpretations thereof or any exemptions therefrom which may be granted by the SEC.

    The proposed new fundamental policy on lending is: "The Fund may not make loans to other persons, except to the extent permitted under the 1940 Act, the rules and regulations thereunder, or any exemptions therefrom, as such statute, rules or regulations may be amended or interpreted from time to time."

    If this amendment is approved by shareholders, the Board proposes to adopt a new non-fundamental policy on lending which would be subject to amendment from time to time by the Board of Directors. The new non-fundamental policy on lending would be: "The Fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties (this restriction does not apply to purchases of debt securities or repurchase agreements)."

    The proposed amendment would permit the Fund to invest in participations in senior loans made by banks and other financial institutions to corporate and other borrowers. Such loans are generally arranged through private negotiations between a borrower and one or more financial institutions and may be secured by collateral. Interest in senior loans generally are not listed on any Securities Exchange or automated quotation system and no active trading market generally exists for such securities. Such senior loan participations are thus relatively illiquid which may impair the ability of the Fund to sell such securities in a timely manner. Such securities would, however, be subject to the Fund's non-fundamental investment policy regarding illiquid securities which provides:
"The Fund may not invest more than 15% of its net assets in illiquid securities. Rule 144A Securities deemed to be liquid shall be included in this limitation unless otherwise specified by the Board of Directors."

    The proposed amendment would also permit the Fund to lend portfolio securities and to increase investments in repurchase agreements. Lending of portfolio securities may result in income to the Fund, but there may be delays in the recovery of loan securities or a loss or rights in the collateral should the borrower fail financially. Repurchase agreements may expose the Fund to certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, a decline in the value of the underlying securities and a loss of interest.

    Approval of this proposal would allow the Fund to lend to the extent permitted by current law by replacing the Fund's current fundamental policy regarding lending with a more flexible fundamental policy. The Board of Directors believes that this more flexible fundamental policy is in the best interests of the Fund and its shareholders because it would allow the Fund, subject to approval by the Board, to adopt future developments and investment practices and changes in laws and regulations without the delay and cost of a shareholder meeting.

    The Fund's present fundamental policy on lending reads as follows: "The Fund will not lend money or securities to any person, firm or corporation for any purpose whatsoever; provided, however, that the following are not construed as a making of a loan: (a) The acquisition of a portion of publicly distributed bonds, debentures, notes, and other obligations or evidence of interest in or indebtedness of any corporation, domestic or foreign, or of any government or municipality; (b) The acquisition of obligations of, or obligations guaranteed by, national or state banks or bank holding companies (including certificates of deposit and bankers' acceptances); and (c) The entry into repurchase agreements if the following conditions are met: (1) That the securities or instruments subject to the agreement are of the type in which the Fund may otherwise invest;
(2) That at the time the repurchase agreement is made, the value of the securities or instruments involved is equal to the purchase price; (3) That not more than 20% of the Fund's total assets, at the time the agreement is made, will be invested pursuant to such agreements; and (4) That such agreements with any one entity, together with any other investments in that entity, shall not exceed in the aggregate 5% of the Fund's total assets, at market value, computed at the time the agreement is made."

    The Board believes that the more flexible investment policy is in the best interests of the Fund and its shareholders and recommends shareholder approval of the change.

    The approval of this change to the fundamental investment policy of the Fund requires the approval of the holders of a majority of outstanding Fund shares. The 1940 Act defines this majority as the lesser of (a) 67% or more of the voting securities present in person or represented by proxy at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities.

                                3. OTHER MATTERS

    The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

SIMULTANEOUS MEETINGS

    The special meeting of shareholders of the Fund is called to be held at the same time as the meeting of shareholders of FPA New Income, Inc. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting so that the meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

SHAREHOLDER PROPOSALS

    The Fund does not expect to hold regular annual meetings of shareholders. Any shareholder who wishes to submit a proposal for consideration at a meeting of shareholders should send such proposal to the Secretary of the Fund at the address shown above. Proposals must be received in a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in materials for that meeting. Timely submission of a proposal does not necessarily mean that a proposal will be included.

ADJOURNMENT

    In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                           By Order of the Board of Directors

                                           SHERRY SASAKI
                                           Secretary

January 4, 2004

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE YOUR PROXY BY TELEPHONE.

                             FPA CAPITAL FUND, INC.

                         STATE STREET BANK & TRUST CO.
                      P.O. BOX 8115, BOSTON, MA 02266-8115

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLARD H. ALTMAN, JR., ALFRED E. OSBORNE, JR. and ROBERT L. RODRIGUEZ, and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of stock of the above Fund which the undersigned is entitled to vote at the special meeting to be held on Monday, February 9, 2004, and at any adjournments thereof.

--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------

-------------------------------------      -------------------------------------



[FPA80 - FPA CAPITAL FUND, INC.] [FILE NAME: FPA802.ELX] [VERSION - (3)] [11/11/03 (10/20/03)]

FPA802

|X| PLEASE MARK VOTES                                                      FPA80
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                             FPA CAPITAL FUND, INC.
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on the   |_|
reverse side of this card.


CONTROL NUMBER:
RECORD DATE SHARES:




                                                            --------------------
     Please be sure to sign and date this Proxy.            Date
--------------------------------------------------------------------------------

-----Shareholder sign here---------------------Co-owner sign here (if any)------


-----------------
VOTE BY TELEPHONE
-----------------
It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:
--------------------------------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER
   1-877-PRX-VOTE (1-877-779-8683). FOR SHAREHOLDERS RESIDING OUTSIDE THE UNITED STATES CALL COLLECT ON A TOUCH-TONE PHONE 1-201-536-8073.
   THERE IS NO CHARGE FOR THIS CALL.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.
--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors. NOMINEES:                         WITH-   FOR ALL
                                                    FOR     HOLD    EXCEPT
   (01) W.H. ALTMAN, JR.   (04) R.L. RODRIGUEZ      |_|      |_|      |_|
   (02) A.E. OSBORNE, JR.  (05) L.J. SHEEHAN        |_|      |_|      |_|
   (03) A.R. PISANO

   INSTRUCTION: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

                                                    FOR    AGAINST  ABSTAIN
2. Approval or disapproval of a proposed amendment  |_|      |_|      |_|
   to the fundamental Fund's investment policy regarding lending.




   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated January, 2004.


----------------
VOTE BY INTERNET
----------------
It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:
--------------------------------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. GO TO THE WEBSITE http://www.eproxyvote.com/fpptx

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/fpptx anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET




[FPA80 - FPA CAPITAL FUND, INC.] [FILE NAME: FPA801.ELX] [VERSION - (4)] [11/12/03 (10/20/03)]

FPA801